Exhibit (a)(1)(D)

ALX ONCOLOGY HOLDINGS INC.

OFFER TO EXCHANGE CERTAIN

OUTSTANDING STOCK OPTIONS FOR NEW STOCK OPTIONS

ELECTION FORM

THE OFFER EXPIRES AT 9:00 P.M., PACIFIC TIME, ON DECEMBER 30, 2024,

UNLESS THE OFFER IS EXTENDED

Terms used in this Election Form, including the Election Terms & Conditions and Election Instructions attached hereto, that are defined in the Offer to Exchange have the same meaning as those defined terms in the Offer to Exchange

Before completing and signing this election form, please make sure you receive, read and understand the documents that comprise this offer to exchange certain outstanding stock options for new stock options (the “Offer”), including (1) the Offer to Exchange Certain Outstanding Stock Options for New Stock Options (referred to as the “Offer to Exchange”); (2) the launch email from optionexchange@alxoncology.com on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing the Offer (the “Launch Email”); and (3) this election form, together with its instructions (together, the “Offer documents”). The Offer is subject to the terms of these Offer documents, as they may be amended. There are a number of terms used in this election form that, if they are not defined in this election form, are defined and discussed in further detail in the Offer to Exchange. The Offer provides eligible employees who received certain eligible option grants the opportunity to exchange those eligible options for new options covering a lesser number of shares of our common stock than the number of shares of our common stock subject to the exchanged options immediately before they were cancelled in the Offer, at an exercise price per share equal to the closing sales price of a share of our common stock as reported on Nasdaq on the new option grant date. All eligible employees who participate in the Offer will receive new options.

This Offer expires at 9:00 p.m., Pacific Time, on December 30, 2024, unless extended. PLEASE FOLLOW THE ACCOMPANYING INSTRUCTIONS ATTACHED TO THIS FORM.

In accordance with the terms outlined in the Offer documents, if you elect to exchange your eligible options, the number of shares of our common stock subject to the new options you receive will be a lesser number of shares than the number of shares of our common stock subject to the exchanged options immediately before they were cancelled in the Offer. If you participate in this Offer, you may exchange options to purchase shares of our common stock granted to you under our Plan with an exercise price per share of our common stock greater than $2.75 and greater than the closing sales price of a share of our common stock on Nasdaq on the date the Offer expires, whether vested or unvested, that are outstanding at the start of the offering period and remain outstanding and unexercised as of the expiration date. All new options will be nonstatutory stock options for U.S. tax purposes, regardless of whether the corresponding eligible options cancelled in the Offer were incentive stock options or nonstatutory stock options, and will have a maximum term of seven years from the new option grant date. New options will be unvested as of the new option grant date, regardless of the extent to which the exchanged options were vested, and will be scheduled to vest based on your continued service with us or any of our subsidiaries through each applicable vesting date in accordance with a new vesting schedule, as described in Section 9 of the Offer to Exchange. New options will not be exercisable unless and until they vest, regardless of whether the corresponding exchanged option was early exercisable. Your participation in this Offer and receipt of any new options does not provide any guarantee or promise of continued service with us or any of our subsidiaries. See Section 9 of the Offer to Exchange for further details. You will lose your rights to all exchanged options that are cancelled under the Offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS. Please be sure to follow the instructions, which are attached.

To participate in the Offer with respect to some or all of your eligible option grants, we must receive your election form via email (as a PDF) or by fax no later than 9:00 p.m., Pacific Time, on December 30, 2024 (unless we extend the Offer).

Only election forms that are properly completed and signed, and actually received by ALX on or before the expiration date via email (as a PDF) or by fax will be accepted. Election forms submitted by any other means, including hand delivery, interoffice delivery, U.S. mail or other post, and FedEx (or similar delivery service) are not permitted. We will not accept delivery of any election form after the expiration date.

You may change your mind after you have submitted an election form and withdraw some or all of your elected eligible options from the Offer at any time on or before the expiration date. You may elect to exchange additional eligible option grants, fewer eligible option grants, all of your eligible option grants or none of your eligible option grants. You may change your mind as many times as you wish, but you will be bound by the properly submitted election form that we receive last on or before the expiration date.

To help you recall your eligible option grants and give you the information that may be useful for making an informed decision, please refer to the personalized information regarding each eligible option grant that you hold which was sent to you via email on December 2, 2024, by Selina Lau, our Director, Corporate Accounting and Financial Reporting, from optionexchange@alxoncology.com, which lists: the grant date of the eligible option grant; the grant number(s) of the eligible option grant; the exercise price per share of the eligible option grant; whether the eligible option grant consists of incentive stock options and/or nonstatutory stock options; the number of vested and unvested shares of our common stock subject to the eligible option grant as of December 30, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); the vesting schedule of the eligible option grant; the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and the vesting schedule of the new option grant.

You may submit your election form via email (as a PDF) or by fax. Regardless of your chosen method for submitting your election form, please be sure to follow the instructions, which are attached, and to check the appropriate box:

☐	Yes, I wish to participate in the Offer as to ALL of my eligible option grants.

All of my eligible options will be cancelled irrevocably on the cancellation date, currently expected to be December 30, 2024.

☐	Yes, I wish to participate in the Offer as to my eligible option grants listed below (please list):

(Previously submitted election forms received by ALX, if any, will be disregarded upon receipt of a new, properly submitted election form. As a result, any new election form must indicate all eligible option grants you wish to exchange in the Offer.)

Option Grant Number(s)	Grant Date

My eligible option grants that are specifically listed above will be cancelled irrevocably on the cancellation date, currently expected to be December 30, 2024.

OR

☐	No, I wish to REJECT the Offer with respect to all of my eligible option grants.

If I previously have accepted the Offer with respect to some or all of my eligible options, this will act as a withdrawal of that acceptance and I will not participate in the Offer.

I understand that this election form will replace in its entirety any election form that ALX previously received from me.

SUBMIT THIS ELECTION FORM BY EMAIL (AS A PDF) OR FAX IN ACCORDANCE WITH THE ELECTION

INSTRUCTIONS. ELECTION FORMS MUST BE RECEIVED BY US

NO LATER THAN 9:00 P.M., PACIFIC TIME, ON DECEMBER 30, 2024

(UNLESS THE OFFERING PERIOD IS EXTENDED).

Election Terms & Conditions

1. I agree that my decision to accept or reject the Offer with respect to some or all of my eligible option grants is entirely voluntary and is subject to the terms and conditions of the Offer.

2. I understand that I may change my election at any time by completing and submitting a new election form, provided that such election form is received by ALX by no later than 9:00 p.m. Pacific Time, on December 30, 2024 (unless the Offer is extended), and that any election form received by ALX after such time will be void and of no further force and effect.

3. If my employment with ALX or any of its subsidiaries terminates on or before the date the Offer expires, I understand that I will cease to be an eligible employee under the terms of the Offer and any election that I have made to exchange any of my eligible options pursuant to the Offer will be ineffective. As a result, none of my eligible options will be exchanged under the Offer and I will not receive new options.

4. I understand and agree that my employment (or, after new options have been granted pursuant to the Offer, my employment or other service) with ALX or any of its subsidiaries will be considered terminated effective as of the date that I no longer am actively providing employment (or other services, as applicable) to ALX or any of its subsidiaries, regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or rendering services or the terms of my employment or other service agreement, if any; and unless otherwise expressly provided in the Offer documents or determined by ALX, my right to receive new options pursuant to the Offer or to vest in the new options received in the Offer, if any, will terminate as of such date and will not be extended by any notice period mandated under local law (e.g., my period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or rendering services or the terms of my employment or other service agreement, if any); ALX will have the exclusive discretion to determine when I no longer am actively providing employment services for purposes of the Offer and the grant of new options pursuant to the Offer (including whether I still may be considered to be providing employment services while on a leave of absence). However, I understand that for purposes of my eligibility to participate in this Offer, my employment with ALX or any of its subsidiaries will not be considered to have terminated while I am on a leave of absence that has been approved by ALX or its applicable subsidiary. I further acknowledge that the new options granted pursuant to the Offer have a different vesting schedule than the eligible options cancelled in exchange and that any new options granted pursuant to the Offer will have a different exercise price per share of our common stock than the eligible options cancelled in the Offer.

5. I agree that all decisions with respect to future grants under any ALX equity compensation plan will be at the sole discretion of ALX.

6. I agree that: (i) the Offer is established voluntarily by ALX, is discretionary in nature and may be modified, amended, suspended or terminated by ALX, in accordance with the terms set forth in the Offer documents, at any time prior to the expiration date; (ii) ALX, at its discretion, may refuse to accept my election to participate; and (iii) the Offer is an exceptional, voluntary and one-time offer that does not create any contractual or other right to receive future offers, options or other equity awards, or benefits in lieu of offers, even if offers have been made in the past.

7. I agree that the new options, and income from and value of the same, (i) are not intended to replace any pension rights or compensation, and (ii) are not part of normal or expected compensation for the purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

8. This election and my participation in the Offer shall not create a right to employment or other service, or be interpreted as forming or amending an employment or other service contract with ALX or any of its subsidiaries and shall not interfere with the ability of ALX, or, if different, my current employer, or the applicable entity with which I am engaged to provide services (the “Employer”), to terminate my employment or other service relationship (if any) at any time with or without cause (subject to the terms of my employment contract or other service contract, if any).

9. I understand that: (i) the future value of the shares of ALX’s common stock underlying the new options is unknown, indeterminable and cannot be predicted with certainty; (ii) if the underlying shares of ALX’s common stock do not increase in value, the new options will have no value; and (iii) if I exercise the new option and acquire shares of ALX’s common stock, the value of those shares may increase or decrease, even below the new option’s exercise price.

10. No claim or entitlement to compensation or damages shall arise from forfeiture of the new options resulting from the termination of my employment or other service relationship with ALX or one of its subsidiaries (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any).

11. I acknowledge that, regardless of any action taken by ALX or the Employer, the ultimate liability for all income tax, social insurance and social security liabilities or premium, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Offer and the new options and legally applicable to me (“Tax-Related Items”) is and remains solely my responsibility and may exceed the amount actually withheld by ALX or the Employer. I further acknowledge that ALX and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Offer and the new options, including, but not limited to, the exchange of eligible options for new options; the grant, vesting or exercise of the new options; the issuance of shares of ALX’s common stock upon exercise of the new options; or the subsequent sale of shares of ALX’s common stock acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Offer or any aspect of the new options to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to tax in more than one jurisdiction, I acknowledge that ALX and/or the Employer (or former employer or entity, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to ALX and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize ALX and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from my wages or other cash compensation paid to me by ALX and/or the Employer; (ii) withholding from proceeds of the sale of shares of ALX’s common stock acquired upon exercise of the new options either through a voluntary sale or through a mandatory sale arranged by ALX (on my behalf pursuant to this authorization without further consent); or (iii) as otherwise specified in the Plan and the applicable option agreement between ALX and me governing the new options.

Finally, I agree to pay to ALX or the Employer any amount of Tax-Related Items that ALX or the Employer may be required to withhold as a result of my participation in the Offer and the grant of new options that cannot be satisfied by the means previously described. ALX may refuse to issue or deliver the shares of ALX’s common stock subject to new options that I receive pursuant to the Offer if I fail to comply with my obligations in connection with the Tax-Related Items.

12. I acknowledge and agree that none of ALX or a subsidiary or affiliate of ALX, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to exchange my eligible options and that I am not relying on any information or representation made by any such person in accepting or rejecting the Offer, other than any information contained in the Offer documents.

13. I agree that participation in the Offer is governed by the terms and conditions set forth in the Offer documents, including this election form. I acknowledge that I have received the Offer documents and have been afforded the opportunity to consult with my own investment, legal and/or tax advisers before making this election and that I have knowingly accepted or rejected the Offer. I agree that any and all decisions or interpretations of ALX upon any questions relating to the Offer and this election form will be given the maximum deference permitted by law.

14. I agree that the terms of the new options, if any, that I receive pursuant to the Offer will be subject to the terms and conditions of the applicable new option agreement.

15. I understand and agree that the Offer and the new options granted pursuant to the Offer are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Offer or the grant of new options, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted only in the courts of the State of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this Offer is made and/or to be performed.

16. I understand that regardless of whether I submit my election form via email (as a PDF) or by fax, ALX intends to send me a confirmation of receipt of my election form by email at the email address as I have provided to ALX below, within two U.S. business days after ALX receives my election form. If I do not receive a confirmation from ALX, I understand that it is my responsibility to ensure that my election form has been received no later than 9:00 p.m., Pacific Time, on December 30, 2024. I understand that only responses that are properly completed and signed, and actually received by ALX on or before the expiration date will be accepted.

17. The provisions of the Offer documents and this election form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.

(Required)

☐	I acknowledge and agree with the terms and conditions stated above and as set forth in the Offer documents comprising this Offer.

Employee Signature	Date

Employee Name (Please Print)	Employee Email Address

YOUR ELECTION FORM MUST BE RECEIVED NO LATER THAN 9:00 P.M., PACIFIC TIME, ON DECEMBER 30, 2024 (UNLESS THE OFFERING PERIOD IS EXTENDED).

ALX ONCOLOGY HOLDINGS INC.

ELECTION INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	To participate in the Offer, you must complete and deliver an election form.

If you want to participate in this Offer, you must complete the election process described in Section 4 of the Offer to Exchange and outlined below. If you do not want to participate, then no action is necessary.

Elections via Email (as a PDF)

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form either electronically using Adobe Acrobat Sign or DocuSign or by a wet signature (that is, using ink) on the printed election form. For clarity, your election form must be submitted via email as a PDF. If you sign a printed election form (i.e., using a wet signature), the election form must be emailed as a scanned PDF.

You can review the personalized information regarding each eligible option grant you hold that was sent to you via email by Selina Lau from optionexchange@alxoncology.com, including:

•	the grant date of the eligible option grant;

•	the grant number(s) of the eligible option grant;

•	the exercise price per share of the eligible option grant;

•	whether the eligible option grant consists of incentive stock options and/or nonstatutory stock options;

•

the numbers of vested shares and unvested shares of our common stock subject to the eligible option grant as of December 30, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the vesting schedule of the eligible option grant;

•	the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new option grant.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by email (as a PDF) to the following email address:

Email: optionexchange@alxoncology.com

Elections via Fax

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF and printing the election form or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form by a wet signature (that is, using ink) on the printed election form.

You can review the personalized information regarding each eligible option grant you hold that was sent to you via email by Selina Lau from optionexchange@alxoncology.com, including:

•	the grant date of the eligible option grant;

•	the grant number(s) of the eligible option grant;

•	the exercise price per share of the eligible option grant;

•	whether the eligible option grant consists of incentive stock options and/or nonstatutory stock options;

•

the numbers of vested shares and unvested shares of our common stock subject to the eligible option grant as of December 30, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the vesting schedule of the eligible option grant;

•	the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new option grant.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by fax at the following fax number:

Attn: Julia Leontyeva

Corporate Controller

ALX Oncology Holdings Inc.

Fax: (650) 412-7080

We prefer that you submit your election form via email (as a PDF) as described above. However, if you choose not to use the email process or you do not have access to email for any reason such as due to technical difficulties, you alternatively may submit your election form by fax as described above.

Your delivery of all documents regarding the Offer, including election forms, is at your risk. If you submit an election form, we intend to confirm the receipt of your election form by email within two U.S. business days of receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. If you do not receive a confirmation, we recommend that you confirm that we have received your election form by contacting Julia Leontyeva, our Corporate Controller, by email at optionexchange@alxoncology.com or by phone at (650) 800-6675. Note that if you submit any election form within the last two U.S. business days prior to the expiration date, time constraints may prevent us from providing a confirmation by email prior to the expiration date. Only election forms that are properly completed and signed, and actually received by us by the expiration date via email (as a PDF) or by fax will be accepted. Offer responses submitted by any other means, including hand delivery, interoffice delivery, U.S. mail or other post, and FedEx (or similar delivery service) are not permitted.

Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of the Offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be December 30, 2024.

ALX will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an email confirmation if you submit an election form, by completing and submitting an election form, you waive any right to receive any notice of the receipt of the tender of your eligible options, except as provided for in the Offer to Exchange. Any confirmation of receipt provided to you merely will be a notification that we have received your election form and does not mean that your eligible options have been cancelled. Your eligible options that are accepted for exchange will be cancelled on the same calendar day as the expiration date (but following the expiration date), which cancellation date is scheduled to be December 30, 2024 (unless the Offer is extended).

2.	To change or withdraw prior elections of your eligible options, you must complete and deliver a new election form.

You may change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this Offer, only in accordance with the provisions of Section 5 of the Offer to Exchange. You may change your mind after you have submitted an election form and withdraw some or all of your elected eligible options from the Offer at any time on or before the expiration date (the expiration date currently is expected to be 9:00 p.m., Pacific Time, on December 30, 2024). If we extend the expiration date, you may change or withdraw your election of your tendered options at any time until the extended Offer expires. In addition, although we intend to accept all validly tendered eligible options promptly after the expiration date, due to certain requirements under U.S. securities laws, if we have not accepted your options by 9:00 p.m., Pacific Time, on January 29, 2025 (which is the 40th U.S. business day following the commencement of the Offer), you may withdraw your options at any time thereafter up to such time as ALX does accept your properly tendered eligible options.

You may change your election and elect to exchange all of your eligible option grants, some of your eligible option grants, or none of your eligible option grants pursuant to the terms and conditions of this Offer. To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this Offer, you must deliver a valid new election form indicating only the eligible option grants you wish to exchange in the Offer or a valid new election form indicating that you reject the Offer with respect to all of your eligible options, by completing the election process set forth in Section 5 of the Offer to Exchange and described below on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024.

Election Changes and Withdrawals via Email (as a PDF)

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form either electronically using Adobe Acrobat Sign or DocuSign or by a wet signature (that is, using ink) on the printed election form. For clarity, your election form must be submitted via email as a PDF. If you sign a printed election form (i.e., using a wet signature), the election form must be emailed as a scanned PDF.

You can review the personalized information regarding each eligible option grant you hold that was sent to you via email by Selina Lau from optionexchange@alxoncology.com, including:

•	the grant date of the eligible option grant;

•	the grant number(s) of the eligible option grant;

•	the exercise price per share of the eligible option grant;

•	whether the eligible option grant consists of incentive stock options and/or nonstatutory stock options;

•

the numbers of vested shares and unvested shares of our common stock subject to the eligible option grant as of December 30, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the vesting schedule of the eligible option grant;

•	the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new option grant.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by email (as a PDF) to the following email address:

Email: optionexchange@alxoncology.com

Election Changes and Withdrawals via Fax

1.	Open the election form attached to the launch email from optionexchange@alxoncology.com, on behalf of Jason Lettmann, Chief Executive Officer, dated December 2, 2024, announcing this Offer.

2.

Properly complete and sign the election form. You must complete the election form either by filling out the required information in the PDF and printing the election form or by printing out the election form and filling out the required information on the printed election form. You must sign the properly completed election form by a wet signature (that is, using ink) on the printed election form.

You can review the personalized information regarding each eligible option grant you hold that was sent to you via email by Selina Lau from optionexchange@alxoncology.com, including:

•	the grant date of the eligible option grant;

•	the grant number(s) of the eligible option grant;

•	the exercise price per share of the eligible option grant;

•	whether the eligible option grant consists of incentive stock options and/or nonstatutory stock options;

•

the numbers of vested shares and unvested shares of our common stock subject to the eligible option grant as of December 30, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date);

•	the vesting schedule of the eligible option grant;

•	the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and

•	the vesting schedule of the new option grant.

3.

Your properly completed and signed election form must be received by us on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on December 30, 2024. Submit your properly completed and signed election form by fax at the following fax number:

Attn: Julia Leontyeva

Corporate Controller

ALX Oncology Holdings Inc.

Fax: (650) 412-7080

You may change your mind as many times as you wish, but you will be bound by the properly submitted election form we receive last on or before the expiration date. If you change your election to withdraw some or all of your eligible option grants, you may elect later to exchange the withdrawn eligible option grants again at any time on or before the expiration date. All eligible option grants that you withdraw will be deemed not properly tendered for purposes of the Offer, unless you subsequently properly elect to exchange such eligible option grants on or before the expiration date. To reelect to exchange some or all of your eligible option grants, you must submit a new election form to ALX on or before the expiration date by following the procedures described in Section 4 of the Offer to Exchange. This new election form must be properly completed and signed, and actually received by us after your previously submitted election form, and must list all eligible option grants you wish to exchange. Upon our receipt of your properly completed and signed election form, any prior election forms will be disregarded in its entirety and will be considered replaced in full by the new election form.

3.	No Partial Tenders.

If you intend to tender an eligible option grant through the Offer, you must tender all of your shares of ALX’s common stock subject to that eligible option grant.

You may pick and choose which of your outstanding eligible option grants you wish to exchange. If you hold more than one eligible option grant, you may choose to exchange in the Offer one or more of your eligible option grants without having to exchange all of your eligible option grants. However, if you decide to participate in this Offer to exchange an eligible option grant, you must elect to exchange that entire eligible option grant (that is, all eligible options subject to that eligible option grant).

However, if you hold as the legal owner an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that eligible option grant, then in order to participate in the Offer with respect to such eligible option grant, you must accept this Offer with respect to the entire remaining outstanding portion of the eligible option grant, including the portion beneficially owned by the other person. We will not accept partial tenders of option grants, so you may not accept this Offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the eligible option grant, we will respect an election properly made by you, but will not be responsible to you or the beneficial owner of the eligible option grant for any errors made by you with respect to such eligible option grant.

4.	Signatures on election forms.

Any election form, whether submitted via email (as a PDF) or by fax, must be signed by the holder of the eligible options and the signature must correspond with the name as written on the face of the option agreement or agreements to which the eligible options are subject without alteration, enlargement or any change whatsoever. With respect to any election forms submitted via fax, your signature must be provided on the paper election form after it is printed and ALX will not accept any other method of signature, such as electronic signatures contained in the PDF of the election form or a printout of an electronic version of your signature on the election form. With respect to any election forms to be submitted via email, any election form signed via a wet signature must be scanned as a PDF thereafter. With respect to any election forms signed electronically to be submitted via email, electronic signatures must be completed either by Adobe Acrobat Sign or DocuSign, and ALX will not accept any other method of electronic signature. If the election form is signed by a trustee, administrator, guardian, attorney in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to ALX of the authority of that person to act in that capacity must be submitted with the election form.

5.	Other information on election forms.

In addition to signing the election form, you must indicate your name and the date of signature. You also must include your current email address.

6.	Requests for assistance or additional copies.

Any questions about this Offer may be directed to Shelly Pinto, our Interim Chief Financial Officer, Senior Vice President, Finance and Chief Accounting Officer, at:

ALX Oncology Holdings Inc.

323 Allerton Avenue

South San Francisco, California 94080

Phone: (650) 800-6675

Email: optionexchange@alxoncology.com

Any requests for additional copies of the election form or other Offer documents may be directed to Julia Leontyeva, our Corporate Controller, at:

ALX Oncology Holdings Inc.

323 Allerton Avenue

South San Francisco, California 94080

Phone: (650) 800-6675

Email: optionexchange@alxoncology.com

7.	Irregularities.

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any eligible options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any option tendered for exchange that we determine is not in an appropriate form or that we determine is unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn, subject to the terms of this Offer. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any such notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion.

Important: Election forms must be received via email (as a PDF) or by fax on or before 9:00 p.m., Pacific Time, on December 30, 2024 (unless the Offer is extended).

8.	Additional documents to read.

You should be sure to read the Offer to Exchange, all documents referenced therein, the election form and its associated instructions, and the Launch Email, before deciding to participate in the Offer.

9.	Important tax information.

Please refer to Section 14 of the Offer to Exchange which contains important tax information. We also recommend that you consult with your own financial, legal and/or tax advisers before deciding whether or not to participate in this Offer.